                                                                  Exhibit 23(a)

                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Russell Corporation Flexible Deferral Plan of our report dated January 29, 1999, with respect to the consolidated financial statements of Russell Corporation incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended January 2, 1999, and our report dated March 29, 1999, with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Birmingham, Alabama
October 26, 1999